EXHIBIT 4

                                      CHIQUITA BRANDS INTERNATIONAL, INC.

                                                      and

                                         THE FIFTH THIRD BANK, Trustee




                                         SECOND SUPPLEMENTAL INDENTURE

                                           Dated as of July 15, 1996

                                                      To

                                                   INDENTURE

                                         Dated as of February 15, 1994



         Amending the Indenture, dated as of February 15, 1994, as previously supplemented with respect to the 9 1/8% Senior Notes due 2004 issued thereunder by a Board Resolution dated
         February 8, 1994 and by the First Supplemental Indenture dated as of June 15, 1994.





                 SECOND SUPPLEMENTAL INDENTURE (the "Second Supplemental Indenture"), dated as of July 15, 1996, between CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (the "Company"), and THE FIFTH THIRD BANK, an Ohio banking corporation, as Trustee (the "Trustee").

                                                   RECITALS

                 The Company and the Trustee are parties to an Indenture, dated as of February 15, 1994, relating to the issuance from time to time by the Company of its Senior Debt Securities on terms to be specified at the time of issuance. The Indenture has been previously supplemented (as so supplemented, the "Indenture") by (a) a Board of Resolution dated February 8, 1994, pursuant to which the Company issued its 9 1/8% Senior Notes due 2004 in the aggregate principal amount of $175,000,000 (the "9 1/8% Senior Notes") and (b) the First Supplemental Indenture dated
as of  June 15, 1994 relating  to the 9 1/8% Senior Notes.   The 9 1/8%
Senior Notes are the sole series of Debt Securities outstanding under the Indenture. Capitalized terms used herein, not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

                 The Company has duly authorized the execution and delivery of this Second Supplemental Indenture in order to provide for the issuance of Global Securities in connection with future series of Debt Securities, which may be issued under the Indenture, but not the 9 1/8% Senior Notes.

                 The Company has requested the Trustee and the Trustee has agreed to join with it in the execution and delivery of this Second Supplemental Indenture.

                 Section 901 (4) of the Indenture provides that the Company, acting pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture to add to, change or eliminate any of the provisions of the Indenture; provided, however, that any such additions, changes or eliminations shall become effective only when there is no Debt Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision and as to which such supplemental indenture would apply.

                 The Company has determined that this Second Supplemental Indenture complies with Section 901(4) and does not require the consent of any Holders of Debt Securities. On the basis of the foregoing, the Trustee has determined that this Second Supplemental Indenture is in form satisfactory to it.

                 The Company has furnished the Trustee with an Opinion of Counsel complying with the requirements of Section 903 of the Indenture, stating that the execution of this Second Supplemental Indenture is authorized or permitted by the Indenture, and has delivered to the Trustee a Board Resolution authorizing the execution and delivery of this Second Supplemental Indenture, together with such other documents as may have been required by Section 102 of the Indenture.


                 All things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

                 NOW, THEREFORE, it is agreed that the Indenture is amended for the equal and proportionate benefit of all Holders of Debt Securities is sued under the Indenture after the date hereof:

                                                   ARTICLE 1
                                         AMENDMENTS TO THE INDENTURE

                 Section 1.1. Section 101 of the Indenture is hereby amended by amending and adding the following definitions:





                 The definition of "Debt Securities" is amended to read in its entirety as follows:

                 "Debt  Securities"  means   securities,  including  Global
Securities  (unless  the   context indicates otherwise), evidencing unsecured
indebtedness of the Company  authenticated and delivered under this Indenture.

                 The following definition is added after the definition of "Exchange Act":

                 "Global Security" means a Debt Security in global form established pursuant to Section 203.

                 The following definition is added after the definition of "Trust Indenture Act":

                 "U.S. Depositary" means a clearing agency registered under the Exchange Act, or any successor thereto, which shall in either case be designated by the Company pursuant to Section 301, until a successor U.S. Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "U.S. Depositary" shall mean or include each Person who is then a U.S. Depositary hereunder, and if at any time there is more than one such Person, "U.S. Depositary" as used with respect to the Debt Securities of any series shall mean the U.S. Depositary with respect to the Debt Securities of that series.

                 Section 1.2. Article Two of the Indenture is hereby amended by adding Section 203 as follows:
                 Section 203.     Debt Securities in Global Form.

                 If any Debt Security of a series is issuable in global form, such Debt Security may provide that it shall represent the aggregate amount of Outstanding Debt Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Debt Securities represented thereby may from time to time be reduced to reflect
exchanges.   Any  endorsement of  a Global Security  to reflect  the amount, or any increase or decrease in the amount, of Outstanding Debt Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Global Security. Any instructions by the Company with respect to a Global Security, after its initial issuance, shall be in writing but need not comply with Section 102. Global Securities may be issued in either temporary or permanent form.

                 None of the Company, the Trustee, any Paying Agent or the Debt Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any recordsrelating to such beneficial ownership interests.

                 Section 1.3. Section 301 of the Indenture is hereby amended by deleting the word "and" from the end of Section 301(14), by renumbering Section 301(15) as Section 301(16), and by inserting new
Section 301(15) as follows:

                 (15) whether the Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the U.S. Depositary for such Global Security or Securities; whether such global form shall be permanent or temporary; the manner in which and the circumstances under which Global Securities representing Debt Securities of the series may be exchanged for Debt Securities in definitive form, if other than, or in addition to, the manner and circumstances specified in Section 305 hereof; the extent to which, or the manner in which, any interest payable on any Global Security on an Interest Payment Date will be paid, if other than in the manner provided in Section 307; the manner in which the principal of, or premium, if any, on, any Global Security will be paid, if other than as set forth elsewhere herein; and








                 Section 1.4. Section 303 of the Indenture is hereby amended by adding the following paragraph at the end thereof:

                 If the Company shall establish pursuant to Section 301 that the Debt Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 303 and the Company Order with respect to such series, authenticate and deliver one or more Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Debt Securities of such series to be represented by one or more Global Securities, (ii) shall be registered in the name of the U.S. Depositary for such Global Security or Securities or the nominee of such depositary, and (iii) shall bear a legend substantially to the following effect: "This Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until this Debt Security is exchanged in whole or in part for Debt Securities in definitive form" and such other legend as may be required by the U.S. Depositary.

                 Section 1.5. Section 305 of the Indenture is hereby amended by adding the following paragraphs at the end thereof:

                 Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security representing all or a portion of the Debt Securities of a series may not be transferred except as a whole by the U.S. Depositary for suchseries to a nominee of such U.S. Depositary or by a nominee of such U.S. Depositary to such depositary or another nominee of such U.S. Depositary or by such U.S. Depositary or any other such nominee to a successor U.S. Depositary for such series or a nominee of such successor U.S. Depositary.

                 If at any time the U.S. Depositary for the Debt Securities of a series notifies the Company that it is unwilling or unable to continue as U.S. Depositary for the Debt Securities of such series or if at any time the U.S. Depositary for Debt Securities of such series shall no longer be a clearing agency registered and in good standing under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor U.S. Depositary with respect to the Debt Securities of such series. If a successor U.S. Depositary for the Debt Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Debt Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

                 The Company may at any time and in its sole discretion determine that the Debt Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Debt Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the  Global
Security or   Securities representing such  series in exchange for  such Global
Security or Securities.

                 If the Debt Securities of any series shall have been issued in the form of one or more Global Securities and if an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing, the Company will promptly execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver Debt Securities of such series in definitive form and in an aggregate principal amount equal to the






principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

                 If specified by the Company pursuant to Section 301 with respect to the Debt Securities of a series, the U.S. Depositary for such series of Debt Securities may surrender a Global Security for such series of Debt Securities in exchange in whole or in part for Debt Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such U.S. Depositary. Thereupon, the Company shall execute and the Trustee shall authenticate and deliver, without charge:

                          (i) to each Person specified by the U.S. Depositary a new Debt Security or Securities of the same series, of like tenor and terms and of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and

                          (ii) to the U. S. Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of the Debt Securities delivered to Holders thereof.

                 Upon the exchange of a Global Security for Debt Securities in definitive form, such Global Security shall be canceled by the
Trustee.   Definitive  Debt Securities  issued in  exchange for  a  Global
Security pursuant to this Section shall be registered in such names and in such authorized denominations as the U.S. Depositary for such Global
Security,  pursuant  to  instructions  from its  direct  or  indirect
participants  or  otherwise, shall  instruct the  Trustee.   The  Trustee
shall deliver such definitive Debt Securities to the Persons in whose names such Debt Securities are so registered.


                                                   ARTICLE 2
                                                 MISCELLANEOUS


                 Section 2.1. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

                 Section 2.2. All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture; and the Indenture, as supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                 Section 2.3. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 Section 2.4. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person (other than the parties hereto, any Debt Security Registrar, any Paying Agent, and Authenticating Agent and their successors under the Indenture, and the Holders of the Debt Securities), any benefit or any legal or equitable right, remedy or claim under the Indenture.

                 Section 2.5. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.









                 IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be signed and acknowledged by their respective officers thereunto duly authorized as of the day and year first above written.

                                       CHIQUITA BRANDS INTERNATIONAL, INC.
[Seal]


                                            By: /s/Gerald R. Kondritzer
                                          Title: Vice President and Treasurer
[Attest]
/s/Donna K. Leonard
Assistant General Counsel
and Assistant Secretary


[Seal]                                             THE FIFTH THIRD BANK, Trustee


                                                   By:/s/Kerry R. Byrne
                                                   Title:Vice President

[Attest]
/s/Greg Hahn

































STATE OF OHIO                     )
                                           )       S.S.:
COUNTY OF HAMILTON                )

         On the 24th day of July,1996, before me personally came Kerry R. Byrne to me known, who being by me duly sworn, did depose and say that he resides at 2341 East Hill Avenue, Cincinnati, Ohio 45208, that he is a Vice President of THE FIFTH THIRD BANK, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal the day and year in this certificate first above written.

                                             /s/Traci L. Powers
                                             Notary Public, State of Ohio
                                             Commission Expires: Feb. 24, 1999

[Seal]








































STATE OF OHIO                     )
                                           )       S.S.:
COUNTY OF HAMILTON                )

         On the 24th day of July, 1996, before me personally came Gerald R. Kondritzer to me known, who being by me duly sworn, did depose and say that he resides at 2324 Madison Road, Cincinnati, Ohio 45208, that he is a Vice President and Treasurer of CHIQUITA BRANDS INTERNATIONAL, INC., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal the day and year in this certificate first above written.

                                            /s/Barbara M. Howland
                                            Notary Public, State of Ohio
                                            Commission Expires: July 19, 1998

[Seal]
































